UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 28, 2005

GlycoGenesys, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-26476	33-0231238
(Commission File Number)	(IRS Employer Identification No.)

31 St. James Avenue, Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

(617) 422-0674
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

GlycoGenesys, Inc. (the “Company”) received a Nasdaq Staff Determination on December 28, 2005, indicating that the Company fails to comply with the requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(2)(b) and that its securities are, therefore, subject to delisting from the Nasdaq Capital Market. The Company has until January 4, 2006 to request a hearing before a Nasdaq Listing Qualifications Panel to appeal the Nasdaq Staff Determination. Such an appeal would stay the delisting of the Company’s common stock pending the decision of a Nasdaq Listing Qualifications Panel, which generally hear appeals within 45 days of request. There can be no assurance that the Listing Qualifications Panel would grant the Company’s request for continued listing. If the Company does not request a hearing, its common stock will be delisted from The Nasdaq Capital Market at the opening of business on January 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2005	By:	/s/ John W. Burns
John W. Burns
Senior Vice President and Chief Financial Officer